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                                                                 Exhibit 10.44

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                               PURCHASE AGREEMENT

                                     between

                               COMSPEC CORPORATION

                                       and

                         CLEARWIRE SPECTRUM HOLDINGS LLC

                          Dated as of November 8, 2005

[* * * Portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission as part of an application for confidential treatment pursuant to the Securities Act of 1933, as amended]

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                               TABLE OF CONTENTS

Page

ARTICLE 1 DEFINITIONS .................................................1
ARTICLE 2 PURCHASE AND SALE OF ASSETS..................................4
ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF SELLER.....................6
ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF PURCHASER..................10
ARTICLE 5 COVENANTS AND OTHER AGREEMENTS...............................10
ARTICLE 6 CONDITIONS TO CLOSING........................................13
ARTICLE 7 TERMINATION..................................................15
ARTICLE 8 SURVIVAL AND REMEDIES........................................16
ARTICLE 9 MISCELLANEOUS................................................19

                             SCHEDULES AND EXHIBITS

Exhibit A       Leases

Exhibit B       Retainer Agreement

Exhibit C       Form of Assignment and Assumption for Leases


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                               PURCHASE AGREEMENT

      This PURCHASE AGREEMENT, dated as of November 8, 2005 (the "Effective Date"), is among COMSPEC Corporation, a North Carolina corporation ("Seller"), and Clearwire Spectrum Holdings LLC, a Nevada limited liability company ("Purchaser"). Seller and Purchaser may be referred to herein as "Parties" or each a "Party."

      A. Seller holds certain lease agreements pursuant to which Seller leases the excess capacity on certain channels under certain licenses granted by the FCC authorizing the construction and operation of Educational Broadband Service ("EBS"), formerly known as Instructional Television Fixed Service.

      B. Seller desires to sell certain of its leases and assign certain liabilities relating thereto for EBS spectrum to Purchaser, and Purchaser desires to purchase such assets and assume such liabilities on the terms and subject to the conditions set forth in this Agreement.

      NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, conditions and agreements hereinafter set forth, the Parties agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

      As used in this Agreement, the following terms shall have the meanings set forth or referenced below:

      "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, alone or through one or more intermediaries, controls, is controlled by or is under common control with that Person. For purposes of this definition, "control" (including the terms "controlling" and "controlled") means the power to direct or cause the direction of the management and policies of a Person, directly or indirectly, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

      "Agreement" means this Purchase Agreement and all Exhibits and Schedules hereto, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

      "Applicable Closing" means the Closing, the Partial Closing or a Subsequent Partial Closing, as the context requires.

      "Applicable Closing Date" means the Closing Date, the Partial Closing Date or a Subsequent Partial Closing Date, as the context requires.

      "Assets" is defined in Section 2.1.

      "Assumed Liabilities" is defined in Section 2.3.


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      "Business Day" means any day, other than a Saturday or Sunday, on which commercial banks and foreign exchange markets are open for business in Seattle, Washington.

      "Channels" means the EBS channels identified on Exhibit A.

      "Claim" is defined in Section 8.4(a).

      "Closing" is defined in Section 2.7(a).

      "Closing Date" is defined in Section 2.7(a).

      "Confidential Information" means any and all information regarding the business, finances, operations, products, services and customers of the disclosing party and its Affiliates, in written or oral form or in any other medium.

      "Consents" means all consents and approvals of Governmental Authorities or other third parties necessary to authorize, approve or permit the Parties hereto to consummate the Transactions, including any consents from the Lessors required under the Leases.

      "Damages" means any and all losses, claims, demands, liabilities, obligations, actions, suits, orders, statutory or regulatory compliance requirements, or proceedings asserted by any Person, and all damages, costs, expenses, assessments, judgments, recoveries and deficiencies, including interest, penalties, investigatory expenses, consultants' fees, and reasonable attorneys' fees and costs, of every kind and description, contingent or otherwise.

      "EBS" is defined in Recital A.

      "Effective Date" is defined in the preamble.

      "Excluded Assets" is defined in Section 2.2.

      "Excluded Liabilities" is defined in Section 2.2.

      "FCC" means the Federal Communications Commission or any successor agency thereof.

      "FCC Rules" means Title 47 of the Code of Federal Regulations, as amended at any time and from time to time, and FCC decisions, policies, reports and orders issued pursuant to the adoption of such regulations.

      "Final Order" means an action or decision of the FCC as to which (i) no request for a stay or similar request is pending, no stay is in effect, the action or decision has not been vacated, reversed, set aside, annulled or suspended and any deadline for filing such request that may be designated by statute or regulation has passed, (ii) no petition for rehearing or reconsideration or application for review is pending and the time for the filing of any such petition or application has passed, (iii) the FCC does not have the action or decision under reconsideration on its own motion and the time within which it may effect such


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reconsideration has passed, and (iv) no appeal is pending including other administrative or judicial review, or in effect and any deadline for filing any such appeal that may be designated by statute or rule has passed.

      "Governmental Authority" means a Federal, state or local court, legislature, governmental agency (including the United States Department of Justice), commission or regulatory or administrative authority or instrumentality.

      "Law" means applicable common law and any statute, ordinance, code or other law, rule, permit, permit condition, regulation, order, decree, technical or other standard, requirement or procedure enacted, adopted, promulgated, applied or followed by any Governmental Authority.

      "Lease" and "Leases" are defined in Section 2.1.

      "Lessor" means the applicable lessor under a Lease.

      "Licenses" is defined in Section 2.1.

      "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, right of first refusal or right of others therein, or encumbrance of any nature whatsoever in respect of such asset.

      "Partial Closing" is defined in Section 2.7(b).

      "Partial Closing Date" is defined in Section 2.7(b).

      "Party" or "Parties" is defined in the preamble.

      "Person" means any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, Governmental Authority, cooperative, association, other entity, or individual, and the heirs, executors, administrators, legal representatives, successors, and assigns of such person as the context may require.

      "Purchase Price" is defined in Section 2.4.

      "Purchaser" is defined in the preamble.

      "Purchaser Indemnified Parties" is defined in Section 8.2.

      "Retainer Agreement" is defined in Section 2.7(c).

      "Seller" is defined in the preamble.

      "Seller Indemnified Parties" is defined in Section 8.3.

      "Subsequent Partial Closing" is defined in Section 2.7(b).

      "Subsequent Partial Closing Date" is defined in Section 2.7(b).


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      "Towers" means any towers or other "antenna structures" as defined by the
FCC in Part 17 of the FCC Rules.

      "Transactions" means the transactions contemplated by this Agreement.

                                   ARTICLE 2
                           PURCHASE AND SALE OF ASSETS

      Section 2.1 Purchase and Sale. On the terms and subject to the conditions of this Agreement, at the Closing (or a Partial Closing, if applicable), Seller shall sell, assign, transfer, convey and deliver to Purchaser or Purchaser's designees, and Purchaser shall purchase from Seller, all of Seller's right and interest as of the Closing Date (or partial Closing Date, if applicable) in and to the following assets (collectively the "Assets") free and clear of all Liens:

      the leases (individually, a "Lease" and collectively, the "Leases") pursuant to which Seller leases the whole or a portion of the spectrum on certain Channels pursuant to FCC licenses granted to the applicable Lessor (the "Licenses") for commercial use in the markets listed on Exhibit A.

      Section 2.2 Excluded Assets. As used herein, the term "Excluded Assets" means all the properties, assets, goodwill and rights of Seller of whatever kind and nature, real or personal, tangible or intangible, that are owned, leased or licensed by Seller on the Closing Date (or Partial Closing Date, if applicable) that are not specifically listed in Section 2.1 or the Exhibits referred to therein. Seller shall not sell, assign, transfer, convey or deliver to Purchaser, and Purchaser shall not purchase, assume or otherwise acquire from Seller, any right, title or interest in or to the Excluded Assets.

     Section 2.3 Liabilities. On the terms and subject to the conditions of this Agreement, Purchaser shall assume, effective as of the Applicable Closing, only those liabilities of Seller the performance of which becomes due after the Applicable Closing under the Leases to be assigned to Purchaser on the Applicable Closing Date (the "Assumed Liabilities"), and from and after the Applicable Closing, Purchaser shall pay, perform and discharge when due the Assumed Liabilities. Except for the Assumed Liabilities, Purchaser shall not assume, or be obligated or liable for, any liabilities of Seller, or any of its Affiliates, predecessors, assignors, or transferors, including any liabilities under the Leases incurred and/or to be performed under the terms thereof on or before the Closing Date (the "Excluded Liabilities"), whether in connection with the transactions contemplated hereby, or otherwise, all of which shall be retained and paid, performed and discharged when due by Seller or one of Seller's Affiliates. Notwithstanding the foregoing, the Assumed Liabilities shall include as of the Applicable Closing with respect to such Lease (i) the deferred lease payment amounts under the lease, as amended, with ***, accrued but unpaid from February 29, 2004 (which is in the aggregate amount of *** as of the end of October, 2005 and is increasing in the amount of *** for each succeeding month subject to CPI adjustments) and (ii) upon receipt of one of more invoices in general detail with respect to the amount so claimed, the payment in an amount


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not to exceed $20,000 for attorneys fees and charged disbursements incurred by Seller in connection with (I) the negotiation and execution of the term sheet dated September 6, 2005 relating to the Transactions, (II) the negotiation and execution of this Agreement, and (III) preparing for and participating in the Closing (or all Partial Closings, if applicable); provided, however, Purchaser shall not assert that the delivery of such invoices shall constitute the waiver of Seller's attorney-client privilege.

      Section 2.4 Purchase Price. The purchase price (the "Purchase Price") for the Assets shall be ***.

      Section 2.5 Payment of Purchase Price. The portion of the Purchase Price allocable to each Lease shall be payable at the Applicable Closing with respect to such Lease in immediately available funds via wire transfer to an account designated by Seller.

      Section 2.6 [Intentionally Omitted.]

      Section 2.7 Closing and Partial Closings.

            (a) Subject to Section 2.7(b), upon the terms and subject to the conditions hereof, the closing of the sale of all of the Assets (the "Closing") shall take place at the Washington, D.C. offices of Davis Wright Tremaine on a Business Day (the "Closing Date") within ten (10) Business Days following the date on which the last condition to Closing under Article 6, including without limitation, the condition set forth in
      Section 6.4, has been satisfied or waived, or at such other time and place as the Parties may mutually agree.

            (b) Notwithstanding Section 2.7(a), at the option of Seller, the Parties shall effect one or more closings with respect to Leases for which the conditions under Article 6 for Partial Closing have been met, including without limitation the condition set forth in Section 6.5, even though such conditions have not been met with respect to other Leases or closing has occurred with respect to some but not all of the Leases. Each such closing with respect to less than all of the Leases shall be referred to as a "Partial Closing." If Seller exercises such option one or more times, Seller shall give Purchaser notice of the Leases that will be assigned to Purchaser at a Partial Closing and Seller shall set the date of such closing (each, a "Partial Closing Date"), that shall be on a Business Day not less than five (5) or more than ten (10) days after the delivery of such notice to Purchaser. In the event that Seller elects to proceed to a Partial Closing, Seller shall be entitled to assign such of the Leases as have not been assigned to Purchaser at the first Partial Closing at one or more subsequent Partial Closings (each, a "Subsequent Partial Closing") following the satisfaction of the conditions precedent to Purchaser's and Seller's obligation to close with respect to such Leases as have not been previously assigned to Purchaser. In each such event, Seller shall give Purchaser notice of the Leases that will be assigned to Purchaser at such subsequent Partial Closing and Seller shall set the date of such closing (each, a "Subsequent Partial Closing Date"), that shall be on a Business Day not less than five (5) or more than ten
      (10) days after the delivery of such notice to Purchaser.


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            (c) At the Closing (or the first Partial Closing, if applicable),
      Purchaser (or one of its Affiliates) shall enter into a retainer agreement with Seller substantially in the form attached hereto as Exhibit B (the "Retainer Agreement").

            (d) At each Applicable Closing, Seller shall provide Purchaser with an invoice for attorneys' fees and chargeable disbursements as have been incurred but not reimbursed hereunder as provided in Section 2.3 and Seller shall pay Purchaser the amount of such invoice at such closing, subject to the limitation stated in Section 2.3.

                                   ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF SELLER

      Seller represents and warrants to Purchaser as follows:

      Section 3.1 Authorization. Seller is lawfully existing and in good standing under the laws of the State of North Carolina, and has all requisite power and authority to enter into this Agreement and to perform the obligations to be performed by it under this Agreement. The execution and delivery of this Agreement, and the performance by Seller of its obligations hereunder, have been duly authorized by all necessary action on the part of Seller.

      Section 3.2 Enforceability. This Agreement and each other agreement, document or instrument or certificate contemplated by this Agreement has been duly executed and delivered by Seller and is a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

      Section 3.3 No Conflicts or Consents. Neither the execution, delivery and (assuming the receipt of Lessor consents) performance by Seller of this Agreement, nor (assuming the receipt of Lessor consents) the consummation of the Transactions by Seller, will (i) constitute, with or without the giving of notice or passage of time or both, a breach, violation or default by Seller or any of its Affiliates, create a Lien, or give rise to any right of termination, modification, cancellation, prepayment or acceleration, under (x) any Law or license (subject to receipt of Consent of the FCC) or (y) any note, bond, mortgage, indenture, lease, agreement or other instrument, in each case which is applicable to or binding upon Seller or any of the Assets; (ii) require any Consent, other than the consent of the Lessors to the Leases listed on Exhibit A; or (iii) violate any law by which Seller is bound.

      Section 3.4 FCC Matters.

            (a) True and complete copies of the Licenses underlying each Lease have been delivered to Purchaser. There is no condition outside of the ordinary course imposed on any of the Licenses by the FCC except those that are either set forth on the face of the Licenses, as issued by the FCC, or are contained in the FCC Rules applicable generally to EBS stations. To Seller's knowledge, the Licenses constitute all authorizations from the FCC necessary or required for and/or used in the operation of the Channels in the market areas identified on Exhibit A as of the Effective Date.


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      To Seller's knowledge, the applications - related to the Licenses that are listed on Section 3.4 of the Disclosure Schedule are all the applications that are pending at the FCC as of the Effective Date to modify the Licenses. To the Seller's knowledge, the applicable Lessor is the licensee under its Licenses. The Licenses have been granted to the applicable
      Lessor by Final Order and are in full force and effect.

            (b) To the knowledge of Seller after due inquiry and except for rule makings of general applicability , there is not pending or threatened against Seller or the Licenses any application, action, petition, objection or other pleading, or any proceeding with the FCC or any other Governmental Authority, which (i) questions or contests the validity of, or seeks the revocation, forfeiture, non-renewal or suspension of, any of the Licenses, (ii) seeks the involuntary modification of any of the Licenses, (iii) which would adversely affect the ability of Seller to consummate the Transactions with respect to that License or (iv) seeks the payment of a fine, sanction, penalty, damages or contribution in connection with the use of the Licenses. To the knowledge of Seller and except for rule makings of general applicability, there are no facts or circumstances existing that would give rise to any such application, action, petition, objection or other pleading, or proceeding with the FCC or any other Governmental Authority. There is no unsatisfied adverse FCC order or ruling outstanding against Seller, any Lessor or any of the Licenses. Neither Seller nor, to the knowledge of Seller, any Lessor is a party to any complaint or proceeding at the FCC regarding any of the Licenses.

            (c) Neither Seller nor, to the knowledge of Seller, any Lessor has agreed to accept or allow any electromagnetic interference from any other FCC licensees, permittees or applicants with respect to the Licenses and/or Channels, and, to the knowledge of Seller, no such licensees, permittees or applicants have agreed to accept electromagnetic interference from Seller or any Lessor with respect to their respective facilities.

            (d) Seller is in compliance with all applicable non-communications Laws except for any non-compliance that, individually or in the aggregate, will not have a material adverse effect on the Licenses or on Seller's ability to consummate the Transactions. Since January 28, 2004 , and assuming the Leases comply with FCC Rules and the Communications Act with respect to matters of control, Seller has and, to the knowledge of Seller after due inquiry, all Lessors have complied in all material respects with FCC Rules applicable to the Licenses, including without limitation the Communication Act of 1934, as amended, and Seller has and, to the knowledge of Seller after due inquiry, all Lessors have complied in all material respects with all of the terms and conditions of the Licenses. To the knowledge of Seller, the Licenses are free and clear of all Liens and are unimpaired by any acts or omissions of Seller or any Lessor, or their respective agents, assignees and licensees. All material documents required to be filed at any time by Seller since January 28, 2004 or, to the knowledge of Seller, any Lessor with the FCC with respect to the Licenses have been timely filed or the time period for such filing has not lapsed. All such documents filed by Seller with the FCC with respect to the Licenses since January 28, 2004 are


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      correct in all material respects. All amounts owed to the FCC since
      January 28, 2004 in connection with the Licenses have been timely paid.

            (e) To the knowledge of Seller, the facilities operating pursuant to the Licenses (if any) are operating in material compliance with the Licenses therefore and the relevant FCC Rules. To the knowledge of Seller, none of the facilities subject to the Licenses is (a) authorized pursuant to an authorization which is subject to challenge before the FCC or any court of competent jurisdiction or (b) subject to any lease, sublease or any agreement to make it available to a third party conflicting with the associated Lease.

            (f) Seller does not lease any Towers for the market area covered by the Licenses.

      Section 3.5  Leases.

            (a) Seller validly holds the Leases set forth on Exhibit A. The information set forth on Exhibit A is true and correct. True and complete copies of the Leases, together with all amendments, waivers and notices thereto (whether written or oral), have been provided to Purchaser. Assuming compliance of the Leases and the actions and inactions of Lessors with the Communications Act of 1934, as amended, and FCC Rules, and assuming compliance by Seller with FCC control requirements, including
      Section 310 of the Communications Act of 1934 and the implementing FCC Rules, the Leases are in full force and effect, are free from any claims, liabilities or Liens and are unimpaired by any acts or omissions of Seller, its agents, assignees and licensees. Subject to FCC control requirements, Seller has valid leasehold interests in the Leases and, assuming the grant of required Consents, will effectively convey to Purchaser valid leasehold interests in all of the Leases. Assuming compliance by Seller and Lessors with FCC control requirements, Seller's operations and activities pursuant to the Leases since January 28, 2004 have been at all times conducted in material compliance with the Communications Act of 1934, as amended, and the FCC Rules.

            (b) Seller has paid all taxes and other charges due from Seller and assessed against the Assets, including but not limited to, against any EBS transmission facilities. Seller has also paid all other taxes, assessments and fees due from Seller as a result of the use of capacity on the Channels by Seller and the provision of services by Seller or any of Seller's sublessees over the Channels, including but not limited to any regulatory fees and required contributions to the Universal Service Fund under the Telecommunications Act of 1996 and the FCC Rules, except for taxes, assessments or fees, if any, with respect to services provided by Lessors to Lessors themselves and to any educational institution or not-for-profit organization or site with which Lessors are working in furtherance of educational goals approved by Lessors.

            (c) Exhibit A identifies all Leases which require the consent of a party thereto in order to be assigned to Purchaser in the Transactions. Seller has not


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      assigned, pledged, transferred, or otherwise disposed of or granted any Lien on its rights and interests under any of the Leases to any other Person, nor, to the knowledge of Seller, has Lessor assigned, transferred, or otherwise disposed of any of its rights, title and interests thereunder. Neither Seller nor, to the knowledge of Seller, any other party to any of the Leases has failed to materially comply with or is in material breach or material default thereunder. Except as set forth on Section 3.5 of the Disclosure Schedule, to the knowledge of Seller, no condition exists or event has occurred and is continuing which, with or without the lapse of time or the giving of notice, or both, would constitute a material default by any party under any Lease or give rise to any Lien or right of termination, suspension, modification, cancellation, prepayment or revocation against Seller under any such Lease. Seller has not received any notice of termination, or intent to terminate, with respect to any Lease, and to the knowledge of Seller after due inquiry, no party to any Lease has made a threat to Seller to terminate any Lease. Other than the Leases, Seller is not a party to any material contracts relating to the Assets for which Purchaser could be liable for performance thereunder. None of the Leases are with any Person that is an officer, director, stockholder, member (or family member of such Person) or Affiliate of Seller.

      Section 3.6 Title to Assets; Condition of Assets. Pursuant to order of the U.S Bankruptcy Court, Seller has all rights of the lessee under the Leases, free and clear of any Liens except for Liens for taxes not yet due and payable.

      Section 3.7 Litigation. To the knowledge of the Seller (and subject to proceedings of general applicability before the FCC), there is no legal proceeding now in progress, pending or directly threatened against Seller as to its rights in any of the Assets, nor to the knowledge of Seller after due inquiry does there exist any basis therefor. Seller is not subject to any order, writ, injunction or decree of any court or any federal, state, municipal or other domestic or foreign Governmental Authority which is material to the Transactions.

      Section 3.8 Brokers. Seller has not engaged a broker in connection with the Transactions.

      Section 3.9 Representations and Warranties with Respect to Partial Closings. Except with respect to the representations and warranties set forth above in Section 3.1 and Section 3.2, the breach of a representation or warranty with respect to a particular Lease shall be actionable and constitute a breach hereunder only with respect to that specific Lease and not with respect to other Leases, regardless of whether Closing (or a Partial Closing) with respect to such other Leases has occurred.

      Section 3.10 Consents. Other than obtaining the consents of Lessors to the assignment of Seller's rights in the Leases, as of the date of this Agreement Seller is not required to obtain any Consents to enter into this Agreement or to perform this Agreement.


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                                   ARTICLE 4
                 REPRESENTATIONS AND WARRANTIES OF PURCHASER

      Section 4.1 Existence; Authorization. Purchaser is lawfully existing and in good standing under the laws of the State of Nevada, has all requisite power and authority to enter into this Agreement and to perform the obligations to be performed by it under this Agreement. The execution and delivery of this Agreement, and the performance by Purchaser of its obligations hereunder, have been duly authorized by all necessary action on the part of Purchaser.

      Section 4.2 Enforceability. This Agreement has been duly executed and delivered by Purchaser and is a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

      Section 4.3 No Conflicts or Consents. Neither the execution, delivery and performance by Purchaser of this Agreement, nor the consummation of the Transactions by Purchaser, will require any Consent, other than the Consent of the FCC.

      Section 4.4 Brokers. Purchaser has not employed any broker or finder or incurred any liability for any brokerage or finder's fees or commissions in connection with the Transactions.

      Section 4.5 Financial Ability to Perform. Purchaser has the funds available, after allocating funds for other debts and obligations, to close the Transactions and pay the Purchase Price.

      Section 4.6 Consents. As of the date of this Agreement, Purchaser is not required to obtain any Consents to enter into this Agreement or to perform this Agreement.

                                   ARTICLE 5
                         COVENANTS AND OTHER AGREEMENTS

      From the date of this Agreement through the Closing, the Partial Closing (if any) and the Subsequent Partial Closings (if any):

      Section 5.1 Consummation of Transactions. Each Party shall use its commercially reasonable, good faith efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable and consistent with applicable Law to perform its obligations under this Agreement and to consummate the Transactions as soon as reasonably practicable.

      Section 5.2 Certain Notices. Each Party shall promptly notify the other Party in reasonable detail:

            (a) after obtaining knowledge of the basis, or the impending or threatened commencement of, any claim, action or proceeding brought to enjoin the consummation of the Transactions, or against or relating to (i) the notifying Party or its properties or assets, which could materially adversely affect the Transactions or its ability to perform its obligations hereunder, or (ii) the Assets or their use;

            (b) upon obtaining knowledge of any facts that would give rise to, any event which could cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained in this Agreement, and shall use commercially reasonable efforts to promptly remedy any such breach by such Party; and

            (c) upon the occurrence or existence of any event, condition, circumstance or state of facts known to the notifying Party, which has had or could have a material adverse effect on the Transactions or its ability to perform its obligations hereunder, or could materially adversely affect the Assets or their use.

      Section 5.3 Confidentiality. Pursuant to this Agreement and the performance thereof, a Party (the "Receiving Party") may receive certain Confidential Information of the other Party (the "Disclosing Party"). Receiving Party shall not use for itself, except in performance of the Agreement, or disclose to any Person this Agreement or any Confidential Information, except
(a) information that was gained independent of Receiving Party's relationship with Disclosing Party and became publicly available through no breach of any obligation of confidentiality by Receiving Party; (b) information that is communicated to a third party with the prior written consent of Disclosing Party; or (c) information that is required to be disclosed pursuant to the lawful order of a government agency or disclosure that is required by operation of law, but in such event, only to the extent such disclosure is required and, to the extent reasonably practicable, prior written notice must be given to allow Disclosing Party to seek a protective order or other appropriate remedy. In the event of a breach or threatened breach of the terms of this section, Disclosing Party shall be entitled to seek an injunction prohibiting any such breach. Any such injunctive relief shall be in addition to, and not in lieu of, any appropriate relief in the way of money damages or any other remedies available at law or in equity. Receiving Party may disclose this Agreement to its affiliates, strategic partners, actual or potential investors, lenders, acquirers, merger partners; and others whom Receiving Party deems in good faith to have a need to know such information for purposes of pursuing a transaction or business relationship with Disclosing Party, provided that such parties are subject to a confidentiality agreement that requires them to preserve the confidentiality of the Confidential Information.

      Section 5.4 Further Assurances. Each Party shall forthwith upon request execute and deliver such documents and take such actions as may reasonably be requested by the other Party in order to effectuate the purposes of this Agreement; provided, however, that Seller shall not be required to incur expenses exceeding $5,000 in the aggregate in complying with this Section 5.4.

      Section 5.5 FCC Qualifications. Seller hereby covenants and agrees that prior to the Closing it shall not knowingly or negligently take any action, or fail to take any action, which action or failure to act eliminates the legal qualifications under FCC Rules as in effect on the date of this Agreement of the applicable Lessor to be qualified to hold the Licenses or which would cause the FCC would revoke the Licenses.

      Section 5.6 Consents. The Parties shall use commercially reasonable efforts and shall cooperate to prepare and file with Governmental Authorities and other Persons, no later than ten (10) days following the Effective Date, all applications, notices, petitions and other documentation necessary to obtain the Consents (it being understood that the failure to file within such period shall not constitute a breach of this Agreement). Each Party shall furnish to the other Party all information concerning such Party and its Affiliates reasonably required for inclusion in any application to be made in connection with the Transactions or to determine compliance with FCC Rules.

      Section 5.7 Seller Affirmative Covenants. With respect only to those Leases that have not been assigned to Purchaser, Seller shall (a) carry on its business with respect to the Licenses and Leases only in the ordinary course of business; (b) make such lease payments as required under the Leases to comply with the Leases; (c) comply with all Laws applicable to the Leases, assuming the Leases and the parties' behavior thereunder comply with FCC control requirements; (d) subject to the Lessors' compliance therewith and assistance, and such legal defenses of the Lessors to the leases as may exist and changes in FCC Rules, maintain in full force and effect the Licenses (to the extent required of Seller by the Leases) and the Leases; and (e) subject to the reasonable assistance and cooperation of Purchaser and Clearwire Corporation, use commercially reasonable, good faith efforts to pursue those consents for assignment of the Leases from Seller to Purchaser as are required by the Leases for such assignment.

      Section 5.8 Negative Covenants. Seller shall not, and shall not enter into, any agreement, arrangement or understanding to, or otherwise offer or commit to (a) sell, transfer, assign, lease, modify or dispose of any Assets or of the spectrum to be covered by the Leases or any interests therein or portion thereof, or negotiate therefore; or (b) create, incur or suffer to exist any Lien or other liability on any Assets or the spectrum to be covered by the Leases or any interest therein; or (c) amend any Lease. Purchaser agrees not to attempt to re-negotiate any Lease prior to the respective Closing of such Lease.

      Section 5.9 Access. Between the date of this Agreement and the Closing Date, Seller shall, during normal business hours (a) give Purchaser and its representatives and advisors access to all books, records, offices and other facilities and properties of Seller directly related to the Leases; and (b) permit Purchaser and its representatives and advisors to make such inspections thereof as Purchaser may reasonably request.

      Section 5.10 Publicity. Neither Seller nor Purchaser shall issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other Party hereto, which approval will not be unreasonably withheld or delayed, unless disclosure is otherwise required by applicable Law; provided that, to the extent required by applicable Law, the Party intending to make such release shall use its commercially reasonable efforts consistent with such applicable Law to consult with the other Party with respect to the text thereof; provided, however, that statements to Lessors and their controlling bodies are permitted by this Section

5.9 as long as such statements do not disclose the purchase price or other financial terms of this Agreement.

      Section 5.11 Assistance of Purchaser in Seeking Lessor Consent. Subject to the reasonable assistance and cooperation of Seller, Purchaser shall use its commercially reasonable, good faith efforts to pursue those consents for assignment of the Leases from Seller to Purchaser as are required by the Leases for such assignment, such cooperation including making written and oral presentations to Lessors as reasonably requested by Seller.

     Section 5.12 Clearwire Services. For a period of ten years from the later of (i) Closing (or the first Partial Closing) and (ii) the time when Purchaser commences commercial operation in the ***, Purchaser shall provide Seller with Purchaser's or its operating affiliate's premium broadband service (i.e., similar to Purchaser's "Clear Business" service) plus five IP addresses at Seller's principal place of business in the *** (plus one associated Clearwire modem) and at one residential address in the *** (plus one associated Clearwire modem). Seller shall be entitled to all functions and features that a paying customer of Purchaser or its operating affiliate's subscribing at the premium (i.e., similar to "Clear Business" service) level of broadband service would receive as part of its package and without additional charge, including the right to those service and equipment upgrades provided in the *** during this ten-year period, the right to add features and functions at the standard rate offered by Purchaser to its retail customers (not including promotional discounts) in the *** at the time of upgrade, and the right to future expanded services in exchange for payment of the difference between Purchaser's or its operating affiliate's retail rate for the existing services and the retail rate for the expanded services. The services provided by Purchaser or its operating affiliate's to Seller under this Section 5.12 will be governed by Purchaser's standard terms and conditions, as set forth from time to time at www.clearwire.com or another site or means of general dissemination. This
Section 5.12 will survive the termination of this Agreement.

                                   ARTICLE 6
                  CONDITIONS TO CLOSING AND PARTIAL CLOSINGS

      Section 6.1 Conditions of Both Parties to Both Closing and Partial Closings. Each Party's obligation to consummate the Transactions contemplated by this Agreement at the Closing, a Partial Closing or a Subsequent Partial Closing is subject to the satisfaction or waiver, on or prior to the Applicable Closing Date, of the condition that no preliminary or permanent injunction or other order, decree or ruling issued by a Governmental Authority, nor any Law promulgated or enacted by any Governmental Authority, shall be in effect that would impose material limitations on the ability of either Party to consummate the Transactions subject to closing on such Applicable Closing Date.

      Section 6.2 Conditions to the Obligations of Seller for Both Closing and Partial Closings. Seller's obligation to consummate the Transactions contemplated by this Agreement is subject to the satisfaction or waiver on or prior to the Applicable Closing Date, of each of the following conditions:

            (a) The representations and warranties of Purchaser contained herein shall be true and correct in all material respects (except for representations and warranties that are qualified as to materiality, which shall be true and correct) as of the Applicable Closing as if made on and as of the Applicable Closing (except that representations and warranties that are made as of a specific date need be so true and correct only as of such date, and representations as to Leases need to be true and correct only as to such Leases subject to assignment on such date), and Seller shall have received a certificate to such effect dated such date and executed by a duly authorized officer of Purchaser;

            (b) The covenants and agreements of Purchaser to be performed under this Agreement on or prior to the Applicable Closing, shall have been duly performed in all material respects, and Seller shall have received a certificate to such effect dated the Applicable Closing Date and executed by a duly authorized officer of Purchaser;

            (c) Purchaser shall have executed and delivered the Retainer Agreement;

            (d) Purchaser shall have executed and delivered to Seller an Assignment and Assumption with respect to the Leases subject to assignment at such Applicable Closing in the form of Exhibit C with the Leases subject to the Applicable Closing listed on Schedule 1 to such Exhibit C;

            (e) The Parties shall have obtained consents to assignment of the Leases subject to assignment at such Applicable Closing from the Lessors of those Leases, in form reasonably acceptable to Purchaser, but not containing any representation, warranty or estoppel of the Lessor or any agreement of the Lessor other than the grant of consent, and without the imposition of new conditions or requirements that are not acceptable to Purchaser; and

            (f) Purchaser shall have delivered to Seller the Purchase Price for such of the Leases subject to assignment at such Applicable Closing, pursuant to Section 2.5.

      Section 6.3 Conditions to the Obligations of Purchaser for Both Closing and Partial Closings. Purchaser's obligation to consummate the Transactions contemplated by this Agreement is subject to the satisfaction or waiver on or prior to the Applicable Closing Date, of each of the following conditions:

            (a) The representations and warranties of Seller contained herein shall be true and correct in all material respects (except for representations and warranties that are qualified as to materiality, which shall be true and correct) as of the Applicable Closing, as if made on and as of the such Applicable Closing Date (except that representations and warranties that are made as of a specific date need be so true and correct only as of such date, and representations as to Leases need to be true and correct only as to such Leases subject to assignment on such date), and Purchaser shall have received a certificate to such effect dated such date and executed by a duly authorized officer of Seller;

            (b) The covenants and agreements of Seller to be performed under this Agreement on or prior to the Applicable Closing shall have been duly performed in all material respects, and Purchaser shall have received a certificate to such effect dated the Applicable Closing Date and executed by a duly authorized officer of Seller;

            (c) Seller shall have executed and delivered to Purchaser the Retainer Agreement;

            (d) Seller shall have executed and delivered to Purchaser an Assignment and Assumption with respect to the Leases subject to assignment at such Applicable Closing in the form of Exhibit C with the Leases subject to the Applicable Closing listed on Schedule 1 to such Exhibit C;

            (e) The Parties shall have obtained consents to assignment of the Leases subject to assignment at such Applicable Closing from the Lessors of those Leases, in form reasonably acceptable to Seller, but not containing any representation, warranty or estoppel of the Lessor or any agreement of the Lessor other than the grant of consent, and without the imposition of new conditions or requirements that are not acceptable to Seller.

      Section 6.4 Additional Conditions to the Obligations of Purchaser and Seller for Closing. In addition to those conditions to Purchaser's obligation to Close set forth in Sections 6.1 and 6.3 and Seller's obligation to Close set forth in Sections 6.1 and 6.2, Purchaser's and Seller's obligation to consummate the Closing is subject to the condition that the Closing include the assignment and assumption of all of the Leases, but this condition does not apply to the Partial Closings and the Subsequent Partial Closings.

      Section 6.5 Additional Conditions to the Obligations of Purchaser and Seller for Partial Closing. In addition to those conditions to Purchaser's obligation to Partial Closing set forth in Sections 6.1 and 6.3, Purchaser's obligation to consummate a Partial Closing or a Subsequent Partial Closing with respect to a Lease subject to assignment to Purchaser at such closing shall be that its associated License shall authorize channel capacity which, when combined with the channel capacity authorized under Licenses of other Leases for the same Market previously assigned to Purchaser or its Affiliate or subject to assignment to Purchaser or its Affiliate at such Partial Closing or Subsequent Partial Closing, of not less than thirty-three (33) MHz of contiguous spectrum (assuming for this purpose that each channel is on the frequencies assigned to it post-transition under FCC Rule 27.5(2) as in effect on the date of this Agreement).

                                    ARTICLE 7
                                   TERMINATION

      Section 7.1 Termination. This Agreement may be terminated at any time to the extent not previously subject to Closing, Partial Closing or Subsequent Partial Closing:

            (a) by mutual written consent of Purchaser and Seller;

            (b) by either Purchaser or Seller if (A) there shall be any law or regulation that makes consummation of the Transactions illegal or otherwise prohibited, or (B) any judgment, injunction, order or decree of any court or other Governmental Entity having competent jurisdiction enjoining Purchaser and Seller from consummating the Transaction is entered and such judgment, injunction or order shall have become final and non-appealable;

            (c) by either Party upon the occurrence of a material breach of any representation, warranty or covenant in this Agreement by the other Party if such breach is not cured within thirty (30) days following written notice by the non-breaching Party which notice shall describe the breach;

            (d) by Purchaser if neither the Closing nor a Partial Closing has occurred on or before the first anniversary of the Effective Date, provided that the failure to close on or before such date is not the fault of Purchaser;

            (e) by Seller if neither the Closing nor a Partial Closing has occurred on or before the first anniversary of the Effective Date, provided that the failure to close on or before such date is not the fault of Seller; or

            (f) as to any Leases as have not been assigned and assumed hereunder, upon the first anniversary of the Effective Date.

      Section 7.2 Effect of Termination. In the event of a termination of this Agreement, neither Party shall have any liability or further obligation to the other, except that

            (a) nothing herein will relieve a Party from liability for any breach by such Party of this Agreement; and

            (b) the provisions of this Article 7, Article 8 and Article 9 shall survive the termination of this Agreement. Whether or not Closing occurs, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such expenses.

                                    ARTICLE 8
                              SURVIVAL AND REMEDIES

      Section 8.1 Survival. The representations and warranties contained in this Agreement shall survive the Closing until one (1) year after the Closing Date (or in the case of a Partial Closing or Subsequent Partial Closing, until one
(1) year after the Partial Closing Date with respect to the Leases transferred at such Partial Closing or Subsequent Partial Closing) and shall expire at such time. The covenants of Seller contained in Section 8.2 of this Agreement shall survive the Closing until one (1) year after the Closing Date (or in the case of a Partial Closing or Subsequent Partial Closing, until one (1) year after the Partial Closing Date with respect to the Leases transferred at such Partial Closing or Subsequent Partial Closing) and shall expire at such time. The covenants of Purchaser contained in Section 8.3 of this Agreement shall survive the Closing until one (1) year after the Closing Date (or in the case of a Partial Closing or Subsequent Partial Closing, until one (1) year after the Partial Closing Date with respect to the Leases transferred at such Partial Closing or Subsequent Partial Closing) and shall expire at such time, except that Purchaser's indemnification obligation with respect to any Assumed Liabilities under any particular Lease shall survive for the duration of the assigned Leases in question plus one year after the expiration of such Lease.

      Section 8.2 Seller Indemnification. Seller shall indemnify Purchaser, its representative members, managers, officers, employees, agents, successors and assigns (the "Purchaser Indemnified Parties") and hold the Purchaser Indemnified Parties harmless from and against any and all Damages based upon, attributable to or resulting from:

            (a) the failure of any representation or warranty of Seller set forth in this Agreement, or any representation or warranty contained in any certificate delivered by pursuant to this Agreement, to be true and correct as of the dates made;

            (b) the breach of any covenant or other agreement on the part of Seller under this Agreement;

            (c) the Excluded Liabilities; and

            (d) the ownership and operation of each Lease from January 29, 2004 to the Applicable Closing for that Lease.

      In the event of any claim for Indemnification under this Section 8.2, Purchaser's recovery shall be limited to the greater of (i) the amount of the Purchase Price allocated to the Lease or Leases with respect to which the claim for indemnification arises or relates or (ii) $250,000 for each such Lease, provided, however, that Purchaser's aggregate recovery shall not exceed the Purchase Price paid by Purchaser.

      Section 8.3 Purchaser Indemnification. Purchaser shall indemnify Seller and its agents, successors and assigns (the "Seller Indemnified Parties") and hold the Seller Indemnified Parties harmless from and against any and all Damages based upon, attributable to or resulting from:

            (a) the failure of any representation or warranty of Purchaser set forth in this Agreement, or any representation or warranty contained in any certificate delivered by pursuant to this Agreement, to be true and correct as of the dates made;

            (b) the breach of any covenant or other agreement on the part of Purchaser under this Agreement;

            (c) the Assumed Liabilities; and

            (d) the ownership and operation of the Assets following the Applicable Closing.

      Section 8.4 Indemnification Procedures.


            (a) In the event that any claim shall be asserted by any Person in respect of which payment may be sought under Section 8.2 or Section 8.3 hereof (each, a "Claim"), the indemnified party shall reasonably and promptly cause written notice of the assertion of any Claim of which it has knowledge which is covered by this indemnity to be forwarded to the indemnifying party. The indemnifying party shall have the right, at its sole option and expense, to be represented by counsel of its choice, which must be reasonably satisfactory to the indemnified party, and to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Damages indemnified against hereunder. If the indemnifying party elects to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Damages indemnified against hereunder, it shall within five (5) days (or sooner, if the nature of the Claim so requires) notify the indemnified party of its intent to do so. If the indemnifying party elects not to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Damages indemnified against hereunder, fails to notify the indemnified party of its election as herein provided or contests its obligation to indemnify the indemnified party for such Damages under this Agreement, the indemnified party may defend against, negotiate, settle or otherwise deal with such Claim. If the indemnified party defends any Claim, then the indemnifying party shall reimburse the indemnified party for the expenses of defending such Claim upon submission of periodic bills. If the indemnifying party shall assume the defense of any Claim, the indemnified party may participate, at his or its own expense, in the defense of such Claim; provided, however, that such indemnified party shall be entitled to participate in any such defense with separate counsel at the expense of the indemnifying party if (i) so requested by the indemnifying party to participate or (ii) in the reasonable opinion of counsel to the indemnified party, a conflict or potential conflict exists between the indemnified party and the indemnifying party that would make such separate representation advisable; and provided, further, that the indemnifying party shall not be required to pay for more than one such counsel for all indemnified parties in connection with any Claim. The Parties hereto agree to cooperate fully with each other in connection with the defense, negotiation, or settlement of any such Claim.

            (b) After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the indemnified party and the indemnifying party shall have arrived at a mutually binding agreement with respect to a Claim hereunder, the indemnified party shall forward to the indemnifying party notice of any sums due and owing by the indemnifying party pursuant to this Agreement with respect to such matter.

            (c) The failure of the indemnified party to give reasonably prompt notice of any Claim shall not release, waive or otherwise affect the indemnifying party's obligations with respect thereto except to the extent that the indemnifying party can demonstrate actual loss and prejudice as a result of such failure.

      Section 8.5 Remedies. IN NO EVENT SHALL ANY PARTY BE LIABLE FOR INDIRECT, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING OUT OF A BREACH OF THIS AGREEMENT, INCLUDING LOST PROFITS, EVEN IF ADVISED AT THE TIME OF BREACH OF THE POSSIBILITY OF SUCH DAMAGES.

                                    ARTICLE 9
                                 MISCELLANEOUS

      Section 9.1 Entire Agreement. This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter hereof and thereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the Parties with respect to the subject matter hereof and thereof.

      Section 9.2 Amendments and Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (in the case of an amendment) by Seller and Purchaser or (in the case of a waiver) by the Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

      Section 9.3 Remedies Cumulative. Except as otherwise provided herein, all rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by a Party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such Party.

      Section 9.4 Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. This Agreement may not be assigned by either Party without the prior written consent of the other Party, except that after Closing Purchaser may assign its interests under this Agreement to an Affiliate of Purchaser, if such Affiliate executes an assumption agreement reasonably acceptable to Seller in which such Affiliate agrees to perform Purchaser's obligations under this Agreement. A merger, sale of stock, sale of assets, or other similar transaction involving an entity that directly or indirectly controls a Party to this Agreement, in which the name and existence of the Purchaser is not changed, does not constitute an assignment for purposes of this Agreement.

      Section 9.5 Notices. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given or made (i) upon delivery if delivered personally (by courier service or otherwise), as evidenced by written receipt or other written proof of delivery (which may be a printout of the tracking information of a courier service that made such delivery), or
(ii) upon confirmation of dispatch if sent by facsimile transmission (which confirmation shall be sufficient if shown by evidence produced by the facsimile machine used for such transmission), in each case to the applicable addresses set forth below (or such other address which either Party may from time to time specify):

            If to Seller:

            COMSPEC Corporation
            822 North Elm St.
            Greensboro, NC  27401
            Attention:  David. R. Hollowell
            Facsimile: 336.370.4116

            With a copy to (which shall not constitute notice):

            Kilpatrick Stockton LLP
            607 14th Street, N.W., Suite 900
            Washington, D.C. 20005
            Attention:  Thomas J. Dougherty, Jr.
            Facsimile: 202.585.0071

            If to Purchaser:

            Clearwire Spectrum Holdings LLC
            5808 Lake Washington Blvd. NE, Suite 300
            Kirkland, WA 98033
            Attention:  Benjamin G. Wolff, Executive Vice
            President

            Facsimile: 425.216.7776

            With a copy to (which shall not constitute notice):

            Davis Wright Tremaine LLP
            2600 Century Square
            1501 Fourth Avenue
            Seattle, WA 98101
            Attention:  Julie Weston
            Facsimile:  206.628.7699

      Section 9.6 Governing Law; Waiver of Jury Trial.

            (a) This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Washington, without reference to the choice of law principles thereof. Both Parties consent to the jurisdiction and venue of the federal court in Washington, D.C. for claims that can be brought in such court and for other claims to the jurisdiction and venue of the Washington, D.C. Superior Court and the D.C. Court of Appeals.

            (b) THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS.

      Section 9.7 Expenses. Except as otherwise expressly provided in this Agreement, whether or not the Transactions are consummated, the Parties shall bear their respective expenses (including, but not limited to, all compensation and expenses of counsel, financial advisors, consultants, actuaries and independent accountants) incurred in connection with this Agreement and the Transactions. All filing fees required to be paid to any Governmental Authority in connection with satisfying the conditions set forth in Article 5 will be borne by Purchaser.

      Section 9.8 Invalidity. In the event that any of the provisions contained in this Agreement or in any other instrument referred to herein, shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or such other instrument and such provision will be ineffective only to the extent of such invalidity, illegality or unenforceability, unless the consummation of the Transactions is impaired thereby.

      Section 9.9 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      Section 9.10 Headings. The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

                           [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

                                        COMSPEC Corporation

                                        By: /s/ David R. Hollowell
                                            ---------------------------------
                                        Name: David R. Hollowell
                                              -------------------------------
                                        Title: President
                                               ------------------------------


                                        CLEARWIRE SPECTRUM HOLDINGS LLC


                                        By:
                                            ---------------------------------
                                        Name:
                                              -------------------------------
                                        Title:
                                               ------------------------------

                                   EXHIBIT A
                                     LEASES

                                               PURCHASE
MARKET      CHANNELS    CALL SIGN   LESSOR       PRICE
------      --------    ---------   ------     --------
****         ****         ****       ****        *****

****         ****         ****       ****        *****

****         ****         ****       ****        *****

****         ****         ****       ****        *****

****         ****         ****       ****        *****

****         ****         ****       ****        *****

****         ****         ****       ****        *****

****         ****         ****       ****        *****

****         ****         ****       ****        *****

****         ****         ****       ****        *****

****         ****         ****       ****        *****



The consent of the Lessor is required to assign Seller's rights under all of the above Leases to Purchaser.

                                    Exhibit A

                                    EXHIBIT B
                               RETAINER AGREEMENT

                                    EXHIBIT C
                            ASSIGNMENT AND ASSUMPTION

      THIS ASSIGNMENT AND ASSUMPTION (this "Assignment and Assumption") is
entered into effective as of the   day of    , 2005 by and between COMSPEC
Corporation, a North Carolina corporation ("Assignor"), and Clearwire Spectrum Holdings LLC, A Nevada limited liability company ("Assignee"), pursuant to that
certain Purchase Agreement (the "Purchase Agreement") dated as of    , 2005 by
and among Assignor and Assignee, pursuant to which Assignor agreed to assign certain of its liabilities and obligations to Assignee. Capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement.

      Assignor and Assignee hereby agree as follows:

      1. Assignment. Subject to the terms and conditions of the Purchase Agreement, Assignor does hereby assign, grant, transfer, convey, and set over unto Assignee all of Assignor's rights, title and interest in and to the Leases as defined in the Purchase Agreement and listed on Schedule 1 attached hereto, free and clear of all Liens, together with such other rights, causes of action and remedies as may arise by operation of law, in law or equity, in connection with any of the Leases.

      2. Assumption. Subject to the terms of the Purchase Agreement, Assignee hereby undertakes, assumes and agrees to perform, pay or discharge when and as due all of the obligations of Assignor under the Leases insofar as such liabilities and obligations arise on or after the Closing Date, in accordance with the terms of the Purchase
            Agreement [but, with respect to the Lease with **** including those unpaid lease payments for the period on or after **** that have been deferred pursuant to a letter dated ****(1).

      3. Binding Effect. This Assignment and Assumption shall be binding upon and shall inure to the benefit of the parties thereto and their respective successors and assigns.

      4. Governing Law. This Assignment and Assumption shall be governed by and interpreted in accordance with the laws of the State of Washington. Both Parties consent to the jurisdiction and venue of the federal court in Washington, D.C. for claims that can be brought in such court and for other claims to the jurisdiction and venue of the Washington, D.C. Superior Court and the D.C. Court of Appeals.

      5. Conflicts. To the extent there is a conflict between the terms and provisions of this Assignment and Assumption and the Purchase Agreement, the terms and provisions of the Purchase Agreement will govern.


----------------
(1) Include bracketed clause only if the ****** is listed on Exhibit A.

                                  Exhibit C-1

      6. Headings. The headings herein are included for ease of reference only and shall not control or affect the meaning or construction of the provisions of this Assignment and Assumption.

      7. Amendments. This Assignment and Assumption cannot be amended, supplemented or modified except by an Agreement in writing which makes specific reference to this Assignment and Assumption, and which is signed by the party against which enforcement of any such amendment, supplement or modification is sought.

       The parties hereto have executed this Assignment and Assumption as of the date first written above.

ASSIGNOR:                              COMSPEC Corporation

                                       By:
                                       Name:
                                       Title:



 ASSIGNEE:                             CLEARWIRE SPECTRUM HOLDINGS LLC


                                       By:
                                       Name:
                                       Title:



 Schedule 1.....List of Assigned and Assumed Leases

                                      C-2